As filed with the Securities and Exchange Commission on January 17, 2024

Registration No. 333-276174

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Imunon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-1256615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100 Lawrenceville, NJ 08648
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corinne Le Goff

President and Chief Executive Officer

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Megan Gates, Esq. Covington & Burling LLP One International Place, Suite 1020 Boston, MA 02110 (617) 603-8800	Michael Riella, Esq. Covington & Burling LLP 850 10th St NW Washington, DC 20001 (202) 662-6000	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2024

PRELIMINARY PROSPECTUS

IMUNON, INC.

UP TO 12,121,212 SHARES OF COMMON STOCK

UP TO 12,121,212 COMMON WARRANTS TO PURCHASE 12,121,212 SHARES OF COMMON STOCK

UP TO 12,121,212 PRE-FUNDED WARRANTS TO PURCHASE UP TO 12,121,212 SHARES OF COMMON STOCK

UP TO 12,121,212 SHARES OF COMMON STOCK UNDERLYING SUCH COMMON WARRANTS

UP TO 12,121,212 SHARES OF COMMON STOCK UNDERLYING SUCH PRE-FUNDED WARRANTS

We are offering on a reasonable best-efforts basis up to 12,121,212 shares of our common stock, par value $0.01 (“Common Stock”), together with warrants to purchase up to 12,121,212 shares of our Common Stock based on an assumed public offering price of $0.66 per share of Common Stock and accompanying warrant, which was the closing price of our Common Stock on the Nasdaq Capital Market on January 16, 2024. Each share of Common Stock, or a pre-funded warrant in lieu thereof, is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. Each common warrant will have an assumed exercise price per share of $0.66, equal to the assumed public offering price per share of Common Stock and accompanying warrant, and will be immediately exercisable. The common warrants will expire on the five year anniversary of the original issuance date. This prospectus also relates to the shares of Common Stock issuable upon exercise of the common warrants sold in this offering.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The public offering price of each pre-funded warrant and accompanying common warrant will be equal to the price at which one share of Common Stock and accompanying common warrant is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the shares of Common Stock issuable upon exercise of the pre-funded warrants sold in this offering.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), to act as our placement agents (the “Placement Agents ”), to use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agents are not purchasing or selling any of the securities we are offering, and the Placement Agents are not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agents the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus.

We refer to the Common Stock, common warrants and pre-funded warrants to be sold in this offering collectively as the “securities.” The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on February 15, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur two trading days after we price the securities offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the shares of Common Stock directly to the account(s) at the Placement Agents identified by each purchaser; upon receipt of such shares, the Placement Agents shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agents (or their clearing firm) by wire transfer to us.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agents have not made any arrangements to place investor funds in an escrow account or trust account. Because this is a best-efforts offering, the Placement Agents do not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

Our Common Stock is listed on the Nasdaq Capital Market under the ticker symbol “IMNN.” On January 16, 2024, the last reported sale price per share of our Common Stock on the Nasdaq Capital Market was $0.66 per share. The actual public offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant, will be determined between us, the Placement Agents and the investors in this offering at the time of pricing, may be at a discount to the current market price for our Common Stock, and the recent market price for our Common Stock used throughout this prospectus may not be indicative of the final offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect such a market to develop. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Placement Agent fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	The combined public offering price is [●] per share of Common Stock and accompanying common warrant and [●] per pre-funded warrant and accompanying common warrant. See “Plan of Distribution” for additional disclosure regarding compensation payable to the Placement Agents.

(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agents for their accountable offering-related legal expenses in an amount up to $100,000 and $25,000 for non-accountable expenses. See “Plan of Distribution.”

Because there is no minimum number of securities or amount of proceeds required as a condition to closing this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” for more information.

(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Delivery of the securities is expected to be made on or about      , 2024, subject to satisfaction of certain conditions.

Lead Placement Agent

A.G.P.

Co-Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus is      , 2024.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and in any related free writing prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such statements include, without limitation:

●	any statements regarding future operations, plans, regulatory filings or approvals, including the plans and objectives of management for future operations or programs or proposed new products or services;
●	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any of our research and development activities, proposed or potential clinical trials or new drug filing strategies or timelines, including whether any of our clinical trials will be completed successfully within any specified time period or at all;
●	any projections of earnings, cash resources, revenue, expense or other financial terms;
●	any statements regarding the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and Investigational New Drug application, New Drug Application and other regulatory submissions;
●	any statements regarding cost and timing of development and testing, capital structure, financial condition, working capital needs and other financial items;
●	any statements regarding the implementation of our business model and integration of acquired technologies, assets or businesses and existing or future collaborations, mergers, acquisitions or other strategic transactions;
●	any statements regarding approaches to medical treatment, any introduction of new products by others, any possible licenses or acquisitions of other technologies, assets or businesses, or possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors or regulatory authorities;
●	any statements regarding development or success of our collaboration arrangements or future payments that may come due to us under these arrangements;
●	any statements regarding compliance with the listing standards of The Nasdaq Capital Market; and
●	any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “continue,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will,” “would” and words of similar import regarding our expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including, but not limited to, the inherent uncertainty in the drug development process, our ability to raise additional capital to fund our planned future operations, our ability to obtain or maintain FDA and foreign regulatory approvals for our drug candidates, potential impact of the COVID-19 pandemic, Russian invasion of Ukraine and the unrest in the Middle East on our business, our ability to enroll patients in our clinical trials, risks relating to third parties conduct of our clinical trials, risks relating to government, private health insurers and other third-party payers coverage or reimbursement, risks relating to commercial potential of a drug candidate in development, changes in technologies for the treatment of cancer, impact of development of competitive drug candidates by others, risks relating to intellectual property, volatility in the market price of our Common Stock, potential inability to maintain compliance with The Nasdaq Capital Market Rules and the impact of adverse capital and credit market conditions. These and other risks and assumptions are outlined under “Risk Factors” contained in this prospectus and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and our most recent filed Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in this prospectus or referenced in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information By Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Imunon, Inc.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the Placement Agents have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the Placement Agents take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the Placement Agents are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this offering and the terms and conditions of our securities being offered hereby and the risks of investing in our securities. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Imunon, Inc. or its subsidiary in the United States (“U.S.”) and certain other countries.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read the entire prospectus carefully, especially the information under “Risk Factors” set forth in this prospectus and the information in the documents incorporated by reference into this prospectus. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors” in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. See “Cautionary Notice Regarding Forward-Looking Statements.”

Business Overview

Imunon is a fully integrated, clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. Imunon is developing its non-viral DNA technology across four modalities. The first modality, TheraPlas®, is being developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is being developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases. The third modality, FixPlas®, concerns the application of Imunon’s DNA technology to produce universal cancer vaccines, also called tumor associated antigen cancer vaccines. The fourth modality, IndiPlas®, is in the discovery phase and will focus on the development of personalized cancer vaccines, or neoepitope cancer vaccines.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase 2 development. IMNN-001 works by instructing the body to produce safe and durable levels of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company is conducting Investigational New Drug (IND)-enabling preclinical studies for the development of a COVID-19 booster vaccine (IMNN-101) and a treatment for the LASSA virus (IMNN-102). The Company has also initiated preclinical work to develop a Trp2 tumor associated antigen cancer vaccine in melanoma (IMNN-201). Imunon will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

On September 19, 2022, Celsion Corporation announced a corporate name change to Imunon, Inc., reflecting the evolution of the Company’s business focus and its commitment to developing cutting-edge immunotherapies and next-generation vaccines to treat cancer and infectious diseases. The Company’s Common Stock trades on the Nasdaq Capital Market under the ticker symbol “IMNN.”

Recent Developments

On December 26, 2023, we received a notice from the staff (the “Staff”) of The Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our Common Stock, for the 30 consecutive business days prior to the notice, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until June 24, 2024, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of our Common Stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before June 24, 2024. If we do not regain compliance with Rule 5550(a)(2) by June 24, 2024, we may be eligible for an additional 180 calendar day compliance period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and would need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities will be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance the Staff would grant our request for continued listing. We intend to actively monitor the minimum bid price of our Common Stock and may, as appropriate, consider available options to regain compliance.

Corporate Information

We were founded in 1982 and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our Common Stock.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

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THE OFFERING

Common Stock offered by us	Up to 12,121,212 shares of Common Stock and common warrants to purchase up to 12,121,212 shares of Common Stock (or pre-funded warrants to purchase shares of Common Stock and common warrants to purchase shares of Common Stock) on a “reasonable best-efforts” basis at an assumed offering price of $0.66 per share of Common Stock and accompanying common warrant (which was the closing price of our Common Stock on the Nasdaq Capital Market on January 16, 2024) or $0.6599 per pre-funded warrant and accompanying common warrant. The shares of Common Stock or pre-funded warrants, respectively, and common warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. The common warrants are exercisable immediately, have an assumed exercise price of $0.66, equal to the assumed public offering price per share of Common Stock and accompanying warrant, and will expire five years after the date of issuance. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the common warrants and pre-funded warrants. For more information regarding the common warrants and pre-funded warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Pre-funded warrants offered by us in this offering

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each pre-funded warrant to purchase one share of our Common Stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded warrant and accompanying common warrant will equal the price at which one share of Common Stock and accompanying warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Reasonable best-efforts offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agents. The Placement Agents are not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” beginning on page 48 of this prospectus.

Common Stock to be outstanding after the offering:	21,489,119 shares (assuming all of the securities we are offering under this prospectus are sold, and assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of the common warrants issued in this offering.).

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Use of proceeds	We expect to use the net proceeds from this offering for general corporate purposes, including potential acquisition of new technologies or products, capital expenditures and working capital. See “Use of Proceeds.”

Lock-Up Agreements	Our directors and officers have agreed with the Placement Agents, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Common Stock or securities convertible into or exercisable or exchangeable for our Common Stock for a period of 90 days after the completion of this offering. See “Plan of Distribution” for more information.

Nasdaq Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “IMNN.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of our Common Stock outstanding is based on an aggregate of 9,367,907 shares of our Common Stock outstanding as of September 30, 2023 and excludes:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

Except as otherwise noted, the above information reflects and assumes no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of any common warrants issued in this offering.

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Risk Factors

In evaluating the Company, its business and any investment in the Company, you should carefully consider the following information about risks, together with the other information described in or incorporated by reference in this prospectus, before making an investment in our securities, including the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 30, 2023, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus (see “Incorporation of Certain Information by Reference”). If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be harmed. In any such case, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Securities

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

If you purchase shares of our Common Stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of our securities in this offering may pay a price per share that substantially exceeds the net tangible book value per share. As a result, investors purchasing shares of our Common Stock in this offering will incur immediate dilution of ($0.43) per share, representing the difference between the assumed public offering price per share of Common Stock of $0.66, the last reported sale price of our Common Stock on the Nasdaq Capital Market on January 16, 2024, and accompanying common warrant and our net tangible book value per share as of September 30, 2023. To the extent outstanding options or warrants to purchase our Common Stock are exercised, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

Management will have broad discretion as to the use of the proceeds from the offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

There is no public market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

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Holders of common warrants or pre-funded warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise their warrants or pre-funded warrants and acquire our Common Stock.

Until holders of common warrants acquire shares of our Common Stock upon exercise thereof, holders of warrants will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the common warrants, the holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the common warrants and pre-funded warrants, public holders will only be able to exercise such common warrants and pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the common warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their common warrants or pre-funded warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants and pre-funded warrants may exercise their right to acquire the shares of our Common Stock upon the payment of an exercise price, which we assume here to be $0.66 per share, equal to the assumed public offering price per share of Common Stock and accompanying warrant (the closing price of our Common Stock on the Nasdaq Capital Market on January 16, 2024), in the case of common warrants and an exercise price of $0.0001 per share in the case of pre-funded warrants. Moreover, following this offering, the market value of the common warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the common warrants or pre-funded warrants will equal or exceed their imputed public offering prices. Furthermore, each common warrant will expire five years from the original issuance date and each pre-funded warrant will not expire until it has been exercised in full. In the event the price of our Common Stock does not exceed the exercise price of the common warrants during the period when such common warrants are exercisable, the common warrants may not have any value. There is no established public trading market for common warrants and pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

This is a reasonable best-efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agents have agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors (“Board of Directors” or the “Board”) and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. As a result, capital appreciation, if any, of the securities will be the sole source of gain, if any, for the foreseeable future.

We received a deficiency notice from the Nasdaq Capital Market. If we are unable to cure the deficiency and meet the Nasdaq continued listing requirements, we could be delisted from the Nasdaq Capital Market, which would negatively impact the trading of our Common Stock.

On December 26, 2023, we received a notice from the Staff of the Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our Common Stock, for the 30 consecutive business days prior to the notice, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted 180 calendar days, or until June 24, 2024, to regain compliance with the minimum bid price rule.

To regain compliance, the closing bid price of our Common Stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before June 24, 2024. If we do not regain compliance with Rule 5550(a)(2) by June 24, 2024, we may be eligible for an additional 180 calendar day compliance period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and would need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities will be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance the Staff would grant our request for continued listing.

If our Common Stock is delisted by Nasdaq, it may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our Common Stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our Common Stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock, and there can be no assurance that our Common Stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2023:

●	on an actual basis; and
●	on an as adjusted basis to give effect to the sale of 12,121,212 shares of Common Stock and accompanying common warrants in the offering at the assumed public offering price of $0.66 per share of Common Stock and accompanying warrant, which was the last reported sales price on Nasdaq of our Common Stock on January 16, 2024, after deducting Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and no exercise of the common warrants issued in connection with this offering.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, incorporated herein by reference.

	Actual (unaudited)	As Adjusted

Cash and cash equivalents	$12,884,199	$19,932,747
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 100,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, par value $0.01 per share; 112,500,000 shares authorized, 9,367,907 shares issued and outstanding, actual, shares issued and outstanding, as adjusted(1)	93,679	214,891
Additional paid-in capital	401,337,485	408,264,821
Accumulated deficit	(383,294,669)	(383,294,669)
Accumulated other comprehensive income	20,435	20,435
Treasury stock	(85,188)	(85,188)
Total stockholders’ equity	$18,071,742	$25,120,290

Total capitalization	$18,071,742	$25,120,290

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $0.66, the last reported sale price of our Common Stock on the Nasdaq Capital Market on January 16, 2024, would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.1 million ($1.1 million), assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $0.6 million ($0.6 million), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

(1) As adjusted reflects the number of shares of our Common Stock that will be outstanding immediately after this offering is based on 9,367,907 shares outstanding as of September 30, 2023 and excludes the following:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

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dILUTION

If you purchase securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of September 30, 2023 was approximately $16.4 million, or approximately $1.75 per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of September 30, 2023 is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2023.

After giving effect to the sale of the maximum number of securities offered hereby, or 12,121,212 shares of Common Stock (assuming no sale of any pre-funded warrants and no exercise of the common warrants) in this offering at an assumed public offering price of $0.66 per share of Common Stock and accompanying common warrant (the last reported sale price of our Common Stock on the Nasdaq Capital Market on January 16, 2024), and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $23.5 million, or approximately $1.09 per share of Common Stock. This amount represents an immediate decrease in as adjusted net tangible book value of $0.66 per share of Common Stock to our existing stockholders and an immediate dilution of $(0.43) per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the public offering price per share of Common Stock and accompanying common warrant paid by investors participating in this offering.

Assumed public offering price per share of Common Stock and accompanying common warrant	$0.66
Historical net tangible book value per share as of September 30, 2023	$1.75
Decrease in net tangible book value per share attributable to this offering	$(0.66)
As adjusted tangible book value per share, after giving effect to this offering	$1.09
Dilution per share to investors in this offering	$(0.43)

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $0.66 would increase (decrease) the as adjusted net tangible book value by approximately $0.05 ($0.05) per share and the dilution to new investors by $0.05 ($0.05) per share, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would decrease the as adjusted net tangible book value by approximately $0.02 per share and increase the dilution to new investors by $0.02 per share, and a decrease of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase the as adjusted net tangible book value by approximately $0.02 per share and decrease the dilution to new investors by $0.02 per share, assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The number of shares of our Common Stock outstanding is based on an aggregate of 9,367,907 shares of our Common Stock outstanding as of September 30, 2023 and excludes:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

To the extent that any outstanding options or warrants are exercised, new options are issued under our stock incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing. Except as indicated otherwise, the discussion and table above assume no exercise of common warrants offered hereby and no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $7.0 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $0.66 per share of Common Stock and accompanying common warrant (which is the last reported sale price of our Common Stock on Nasdaq on January 16, 2024), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no issuance of any pre-funded warrants and no exercise of the common warrants. However, because this is a reasonable best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75% and 50% of the securities offered in this offering would be approximately $5.2 million and $3.3 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no issuance of any pre-funded warrants and assuming no exercise of the common warrants. We will only receive additional proceeds from the exercise of the common warrants we are selling in this offering if the common warrants are exercised for cash. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrant may expire and may never be exercised.

Each $0.10 increase (decrease) in the assumed public offering price of $0.66 per share of Common Stock and accompanying common warrant would increase (decrease) our net proceeds from this offering by approximately $1.1 million ($1.1 million), assuming that the number of shares of Common Stock offered by us remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) our net proceeds from this offering by approximately $0.6 million ($0.6 million), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

These estimates exclude the proceeds, if any, from the exercise of common warrants offered hereby. If all of the common warrants offered hereby were to be exercised in cash at the exercise price of $0.66 per share (the assumed offering price per share of Common Stock and accompanying common warrant), we would receive additional proceeds of approximately $8.0 million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised. Additionally, these common warrants contain a cashless exercise provision that permit exercise of such warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

We intend to use the net proceeds of this offering for general corporate purposes, including potential acquisition of new technologies or products, capital expenditures and working capital.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash necessary to run our operations, the amount of competition and other operational factors. Pending the uses described above, we may invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, demand deposits, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors currently consists of seven members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their successors are duly elected and qualified, or their earlier death, resignation or removal. In accordance with our amended and restated certificate of incorporation and bylaws, our Board may fill any vacancy on the Board by appointment.

Set forth below is certain information regarding our Company’s current directors, as well as our non-director executive officers.

NAME	AGE	POSITION(S)	CLASS
Frederick J. Fritz	73	Director	I
Christine Pellizzari	55	Director	I
James E. Dentzer	57	Director	II
Stacy R. Lindborg, Ph.D.	53	Director	II
Donald P. Braun, Ph.D.	73	Director	III
Michael H. Tardugno	73	Executive Chairman	III
Corinne Le Goff, Pharm.D.	58	President, Chief Executive Officer and Director	II
Khursheed Anwer, Ph.D.	64	Executive Vice President and Chief Scientific Officer
Sébastien Hazard, M.D.	52	Executive Vice President and Chief Medical Officer
Jeffrey W. Church	66	Executive Vice President and Chief Financial Officer

Directors

Mr. Frederick J. Fritz. Mr. Fritz was appointed to our Board of Directors in July 2011. Mr. Fritz has served as CEO and Founder of NeuroDx, a development stage diagnostic device company focused on the neurosurgery market, since 2006. Mr. Fritz joined NeuroDx from Valeo Medical, a biotechnology company he founded in 2003 to develop the world’s first non-invasive diagnostic test for endometriosis. Prior to that, Mr. Fritz was President and CEO of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. Mr. Fritz began his career in marketing management and new product development. He joined Schering Plough’s Wesley Jessen in 1985 as VP Marketing and Sales in 1986. He was promoted to general manager of Schering’s Over the Counter pharmaceutical business in 1988 and of the podiatric products business in 1990. He was President of Coleman North America from 1995 to 1997. Mr. Fritz holds a bachelor’s degree in engineering (summa cum laude) from University of Illinois and an MBA degree from Harvard University.

Ms. Christine A. Pellizzari. Ms. Pellizzari was appointed to our Board of Directors in June 2021. Ms. Pellizzari joined Insmed Incorporated (Nasdaq: INSM) in 2013 as General Counsel and Corporate Secretary and was named Chief Legal Officer in 2018. She has global responsibility for legal and government affairs including corporate governance, regulatory compliance, contracting, alliance management, clinical trial oversight, labor and employment, litigation management and intellectual property strategy and portfolio management. From 2007 through 2012, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc., most recently as Executive Vice President, General Counsel and Corporate Secretary. Prior to joining Aegerion, Ms. Pellizzari was Senior Vice President, General Counsel and Secretary at Dendrite International, Inc., a formerly publicly traded company that provided sales effectiveness, promotional and compliance solutions to the pharmaceutical industry. Ms. Pellizzari received a J.D. from the University of Colorado School of Law and a B.A. from the University of Massachusetts (Amherst). She is a member of Executive Women in Bio, Women Corporate Directors, National Association of Corporate Directors, Association of Corporate Counsel, Society for Corporate Governance and National Association of Stock Plan Professionals.

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Mr. James E. Dentzer. Mr. Dentzer was appointed to our Board of Directors in September 2022. He has been President and Chief Executive Officer and a member of the Board of Directors of Curis, Inc. (Nasdaq: CRIS) since September 2018. From March 2018 to September 2018, Mr. Dentzer served as Curis’ Chief Operating Officer and Chief Financial Officer. From March 2016 to March 2018, Mr. Dentzer served as Curis’ Chief Administrative Officer and Chief Financial Officer. Mr. Dentzer has also held the positions of Secretary and Treasurer from March 2016 to March 2019. Prior to joining Curis, Mr. Dentzer served as Chief Financial Officer of Dicerna Pharmaceuticals, Inc., a formerly publicly traded biotechnology company, from December 2013 to December 2015. Prior to that, he was the Chief Financial Officer of Valeritas, Inc., a formerly publicly traded medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the Chief Financial Officer of Amicus Therapeutics, Inc. (Nasdaq: FOLD), a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as Corporate Controller of Biogen Inc. (Nasdaq: BIIB), a biotechnology company, and six years in various senior financial roles at E.I. du Pont de Nemours and Company, a chemical, petroleum and biotechnology company, in the U.S. and Asia. Mr. Dentzer holds a B.A. degree in Philosophy from Boston College and an M.B.A. from the University of Chicago.

Dr. Stacy R. Lindborg. Dr. Lindborg was appointed to our Board of Directors in June 2021. Dr. Lindborg brings to Imunon more than 25 years of pharmaceutical industry experience with a particular focus on R&D, executive management and strategy. She has worked with biologics, small molecules and cell therapies to address a broad range of diseases and disorders, including multiple Orphan drug products, along with extensive experience in early-stage development having taken molecules from first in man studies into the clinic through approval and launch. Dr. Lindborg’s holds the position of co-Chief Executive Officer at Brainstorm Cell Therapeutics (Nasdaq: BCLI), which she joined in 2020. From 2012 to 2020, she held positions of increasing responsibility at Biogen, Inc. (Nasdaq: BIIB), where she worked in biostatistics and biometrics, and served as Vice President for Global Analytics and Data Sciences. Dr. Lindborg joined Eli Lilly and Company (NYSE: LLY) in 1996 moving through the organization to serve from 2010 to 2012 as Head of R&D Strategy with responsibility for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan. Dr. Lindborg is a graduate of Baylor University where she received a Ph.D. and M.A. in statistics and a B.A. in psychology with a minor in mathematics. She has authored more than fifty abstracts, 200 presentations and 45 manuscripts that have been published in peer-reviewed journals. She serves on several industry advisory boards related to statistics and biotechnology.

Dr. Donald P. Braun. Dr. Braun was appointed to our Board of Directors in December 2015. Dr. Braun has over 35 years of research experience in oncology, cancer immunology, cancer immunotherapy, and inflammatory diseases. He is the author of more than 120 published peer-reviewed manuscripts, twenty-five reviews and book chapters, and co-editor of a book on the role of prostaglandins and other COX 2 metabolites in cancer patient immunity and immunotherapy. He served from 2006 to 2014 as Vice President Clinical Research, after which he served as Vice President Translational Research and Chief Science Officer at the Cancer Treatment Centers of America until his retirement in May 2016. Prior to this role, he was the Scientific Director of the Cancer Center and Professor of Medicine and Immunology at Rush Medical College in Chicago from 1978 to 1999, and the Administrative Director of the Cancer Institute and a Professor of Surgery with tenure at the Medical College of Ohio from 1999 to 2006. He received his Ph.D. in Immunology and Microbiology from the University of Illinois at the Medical Center in Chicago. Dr. Braun has served as an advisor to numerous public agencies and private corporations concerned with cancer therapeutics and diagnostics. At the National Cancer Institute, Dr. Braun served as a member of the Experimental Therapeutics Study Section; the Small Business Innovation Grant Review Study Section; and the Experimental Therapy program for “Molecular Targets in Lung Cancer.” He served as a member of the Immunology and Immunotherapy Study Section of the American Cancer Society-National Division; as a Member of the Ohio Cancer Incidence Surveillance System; as a Member of the Biomedical Research Technology Transfer Commission for the State of Ohio; and as an advisor to the State of Arizona’s Disease Research Control Commission. Dr. Braun has also served as a consultant to numerous pharmaceutical and biotechnology companies developing cancer treatments and diagnostics including Pfizer Inc. (NYSE: PFE), Sterling Winthrop, Abbott Laboratories (NYSE: ABT), Boehringer Mannheim, Serono Corporation, Biomira Inc., Centocor and Merck KGA.

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007, and was elected to the Board of Directors on January 22, 2007. In October of 2014, Mr. Tardugno was appointed by our Board of Directors as our Chairman. Effective July 18, 2022, Mr. Tardugno transitioned from the roles of President, Chief Executive Officer and Chairman to the position of Executive Chairman of the Board. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies, Inc., a subsidiary of Mylan Inc. From 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation. From 1996 to 1998, he was Senior Vice President of Technical Operations worldwide for a division of Bristol-Myers Squibb (NYSE: BMY), and from 1977 to 1995, he held increasingly senior executive positions including Senior Vice President of Worldwide Technology Development with Bausch & Lomb (NYSE, TSX: BLCO) and Abbott Laboratories (NYSE: ABT). Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School Program for Management Development.

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Dr. Corinne Le Goff. Dr. Le Goff was appointed to our Board of Directors and as our President and Chief Executive Officer on July 18, 2022. Prior to joining the Company, Dr. Le Goff served as Chief Commercial Officer of Moderna, Inc. (Nasdaq: MRNA) from January 2021 through January 2022. Dr. Le Goff served as Senior Vice President and General Manager of the U.S. Business Organization at Amgen, Inc. (Nasdaq: AMGN) from March 2019 to January 2021. During her tenure at Amgen, she also served as Senior Vice President of Global Product Strategy from June 2018 to March 2019, and Senior Vice President of the Europe Region from June 2015 to May 2018. Dr. Le Goff held various positions within the Roche Group, a publicly traded Swiss multinational healthcare company, including President of Roche’s French affiliate from May 2012 to May 2015. Dr. Le Goff served on the board of directors of the Pacific Council on International Policy from October 2019 to December 2020. Dr. Le Goff also served on the board of directors of CFAO, a trading company, from October 2014 until October 2020, where she served as a member of the Nomination and Compensation Committee, the Sustainable Development Committee and the Audit Committee. Dr. Le Goff has served on the board of directors of Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH) since March 2021, where she serves as a member of the Compensation Committee and the Audit Committee. Dr. Le Goff resigned from her director positions at Acticor Biotech and EuroAPI in December 2022, as per her contractual obligations following her appointment as Imunon’s President and CEO. Dr. Le Goff received a Pharm. D. from the University Paris V and an M.B.A. in Marketing from La Sorbonne University, France

Our Board of Directors concluded that all directors have the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, their:

●	Leadership attributes and experience;
●	Management experience in the pharmaceutical industry and/or business experience in countries in which we are conducting clinical trials; and
●	Professional and educational background.

Executive Officers

The following are the biographical summaries for each of our executive officers. Each executive officer is elected by, and serves at the pleasure of, our Board of Directors.

Corinne Le Goff, Pharm.D. Dr. Le Goff’s biographical information appears above under the heading “Directors.”

Khursheed Anwer, Ph.D. Dr. Anwer joined us in June 2014 as Executive Vice President and Chief Scientific Officer, in connection with our acquisition of all the assets of EGWU, Inc. (formerly known as Egen, Inc.), an Alabama corporation (“EGEN”). Before joining the Company, Dr. Anwer served as EGEN’s President and Chief Scientific Officer, a position he held since 2009. He joined EGEN in July 2002 as Vice President of Research and Development and directed EGEN’s clinical and research and development functions. Before joining EGEN, Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From 1993 to 1999, he served in several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. He has authored more than 40 publications in the area of non-viral gene therapy, resulting from his active career in research and development. Dr. Anwer holds a Ph.D. in physiology/pharmacology from Ohio University and received post-doctoral training from the University of Texas Health Science Center at Houston. Dr. Anwer also has a master’s in business administration from the University of Alabama.

Sébastien Hazard, M.D. On December 7, 2023, Dr. Hazard was appointed to the positions of Executive Vice President and Chief Medical Officer of the Company, effective as of December 11, 2023. Immediately prior to joining the Company, Dr. Hazard served as Senior Vice President, Head of Clinical Development at Bicycle Therapeutics plc (Nasdaq: BCYC) from April 2021 through September 2023. Prior to joining Bicycle Therapeutics, Dr. Hazard served as Clinical Development Lead at GSK from June 2019 to April 2021. He also served as Senior Medical Director of Clinical Development from July 2018 to May 2019, and Senior Medical Director of Global Medical Affairs from August 2016 to July 2018 at TESARO, Inc. Dr. Hazard held various positions within Genentech, including Medical Director in Lung Cancer of U.S. Medical Affairs from November 2012 to July 2016. Earlier in his career, Dr. Hazard served as an advisor to the head of the French Drug Agency and to the French Health Minister’s cabinet. Dr. Hazard holds a Doctorate in Medicine, Internal Medicine and Public Health from Paris VI Pitie Salpetriere, an Executive M.B.A. from INSEAD and a Master’s degree in epidemiology and statistics applied to clinical research from Paris VI University.

Mr. Jeffrey W. Church. Mr. Church joined us in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary. Mr. Church was appointed as our Senior Vice President, Corporate Strategy and Investor Relations in July 2011. In July 2013, Mr. Church was reappointed as Senior Vice President and Chief Financial Officer. In December 2018, Mr. Church was promoted to Executive Vice President. Immediately prior to joining the Company, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010. From 2006 until 2007, he served as Vice President, Chief Financial Officer and Corporate Secretary for Novavax, Inc. (Nasdaq: NVAX), a vaccine development company listed on The Nasdaq Global Select Market. From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a biotechnology company formerly listed on The Nasdaq Capital Market. Prior to that, he held senior financial positions at BioSpherics Corporation (Nasdaq: DOMH) and Meridian Medical Technologies, both publicly traded or formerly publicly traded companies. He started his career with Price Waterhouse from 1979 until 1986. Mr. Church holds a B.S. degree in accounting from the University of Maryland.

Legal Proceedings

On October 29, 2020, a putative securities class action was filed against the Company and certain of its officers and directors (the “Spar Individual Defendants”) in the U.S. District Court for the District of New Jersey, captioned Spar v. Celsion Corporation, et al., Case No. 1:20-cv-15228 (the “Spar Action”). The plaintiff alleged that the Company and Spar Individual Defendants made false and misleading statements regarding one of the Company’s drug candidates, ThermoDox®, and brought claims for damages under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all defendants, and under Section 20(a) of the Exchange Act of 1934 against the Spar Individual Defendants. On February 6, 2023, the U.S. District Court granted a Motion to Dismiss filed by the Company and Spar Individual Defendants and granted the plaintiff leave to file an amended complaint within 30 days. The plaintiff did not file an amended complaint within the 30-day deadline. In September 2023, the U.S. District Court issued an Order for Dismissal without prejudice.

In February 2021, a derivative shareholder lawsuit was filed against the Company, as the nominal defendant, and certain of its directors and officers as defendants in the U.S. District Court for the District of New Jersey, captioned Fidler v. Michael H. Tardugno, et al., Case No. 3:21-cv-02662. The plaintiff alleged breach of fiduciary duty and other claims arising out of alleged statements made by certain of the Company’s directors and/or officers regarding ThermoDox®. The Company believes it has meritorious defenses to these claims and intends to vigorously contest this suit. At this stage of the case, neither the likelihood that a loss, if any, will be realized, nor an estimate of possible loss or range of loss, if any, can be determined.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section describes the material elements of compensation awarded to, earned by, or paid to the following Executive Officers of the Company:

●	Michael H. Tardugno, our Executive Chairman
●	Corinne Le Goff, Pharm. D., our President and Chief Executive Officer
●	Khursheed Anwer, Ph.D., our Executive Vice President and Chief Science Officer
●	Jeffrey W. Church, our Executive Vice President and Chief Financial Officer

These individuals are listed in the 2023 Summary Compensation Table below and are referred to in this discussion as the “Named Executive Officers.”

Dr. Le Goff was appointed to the positions of President and Chief Executive Officer of the Company effective as of July 18, 2022. Michael H. Tardugno served as Chairman, President and Chief Executive Officer prior to such date and transitioned effective July 18, 2022, to the position of Executive Chairman of the Board.

2023 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the total compensation for services rendered in all capacities during the years ended December 31, 2023 and 2022, awarded to, paid to, or earned by each Named Executive Officer serving as of December 31, 2023. All compensation awarded to, earned by, or paid to IMUNON’s Named Executive Officers is included in the table below for the years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards (1)(2)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Michael H. Tardugno (4)	2023	$370,000	$–		$–	$29,938	$-	$13,500	$413,438
Executive Chairman	2022	$573,649	$–		$–	$506,500	$382,697	$622,545	$2,085,391
Corinne Le Goff (5)	2023	$658,080	$–		$–	$107,775	$–	$15,000	$780,855
President & CEO	2022	$264,000	$–		$97,500	$308,564	$157,250	$56,480	$883,794
Khursheed Anwer (6)	2023	$412,760	$–	$		$47,900	$–	$19,218	$479,878
Executive VP & CSO	2022	$382,629	$–		$19,500	$118,286	$139,737	$18,506	$678,658
Jeffrey Church	2023	$441,296	$–		$–	$47,900	$–	$–	$489,196
Executive VP & CFO	2022	$409,822	$–		$–	$87,715	$139,094	$–	$636,631

(1)	The value reported for option awards is the aggregate grant date fair value of stock options granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 12 to the Company’s Financial Statements for the year ended December 31, 2022

(2)	Executives’ bonuses under our annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by our Compensation Committee. Historically, our Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. Our Compensation Committee has not approved the amount and the payment of the incentive bonus for 2023 for each of the Named Executive Officers in the form of stock awards and Non-Equity (Cash) Incentive Plan Compensation.

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(3)	This column includes other compensation as indicated below and matching and discretionary contributions made by the Company for the Named Executive Officers under our 401(k) plan. Our matching contribution is equal to 50% of the employee’s deferrals under the plan up to 6% of the employee’s compensation, subject to applicable IRS limitations, and are made in shares of our common stock.

(4)	Mr. Tardugno served as the Company’s Chairman, President and Chief Executive Officer until July 18, 2022, when he transitioned to the position of Executive Chairman of the Board. For Mr. Tardugno, “All Other Compensation” for 2023 consists of a 401(k)-plan matching contribution of $13,500 in our common stock.

(5)	Dr. Le Goff joined the Company as President and Chief Executive Officer and as a director effective as of July 18, 2022. For Dr. Le Goff, “All Other Compensation” for 2023 consists of a 401(k)-plan matching contribution of $15,000 in our common stock.

(6)	For Dr. Anwer, “All Other Compensation” for 2023 consists of $6,237 for discretionary spending allowance and a 401(k)-plan matching contribution of $12,981 in our common stock.

Narrative Disclosure to Summary Compensation Table

Imunon is a fully integrated, clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. Imunon is developing its non-viral DNA technology across four modalities. The first modality, TheraPlas®, is being developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is being developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases. The third modality, FixPlas®, concerns the application of Imunon’s DNA technology to produce universal cancer vaccines, also called tumor associated antigen cancer vaccines. The fourth modality, IndiPlas®, is in the discovery phase and will focus on the development of personalized cancer vaccines, or neoepitope cancer vaccines.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase 2 development. IMNN-001 works by instructing the body to produce safe and durable levels of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company is conducting IND-enabling preclinical studies for the development of a COVID-19 booster vaccine (IMNN-101) and a treatment for the LASSA virus (IMNN-102). The Company has also initiated preclinical work to develop a Trp2 tumor associated antigen cancer vaccine in melanoma (IMNN-201). Imunon will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

As a result of our drug development status, it is unlikely, in the short term, to generate revenues and income sufficient to cover product development costs. As a result, our executive compensation philosophy is to align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies.

The compensation practices that we have outlined below have been implemented because we believe that they are consistent with our stockholders’ interests:

What we do:

●	A significant portion of our executive compensation is based on actual Company performance compared to absolute and relative measures and is therefore “at risk;”

●	Multiple performance metrics between the annual and long-term incentive plans discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company;

●	Balance between annual and long-term compensation to discourage short-term risk taking at the expense of long-term results;

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●	Our executives are encouraged to acquire and maintain meaningful ownership positions in our Company’s common stock; those executives who are also directors are subject to our stock ownership guidelines for directors discussed above;

●	Use relevant competitive compensation information compiled from compensation surveys; and

●	Provide reasonable, double trigger change in control arrangements.

Following is a list of compensation practices that we have not engaged in because we do not believe that they are consistent with our stockholders’ interests:

What we don’t do:

●	Re-pricing or backdating of stock options;

●	Hedging or derivate transactions by our executive officers or directors;

●	Excessive perquisites for executives;

●	Single trigger or modified single trigger cash severance benefits followed by a change in control; and

●	Provision for excise tax gross ups.

We prohibit hedging or engaging in collars, short sales, or other derivative transactions by our executive officers or directors.

We adopted an executive compensation clawback policy in October 2023 to comply with the Nasdaq listing standards to be issued in connection with the SEC rules promulgated under the Dodd-Frank Act. In the event of a material restatement of the Company’s financial results, the Board is authorized to take such actions as it deems necessary and appropriate, including the recoupment of all or part of any bonus or other compensation paid to an executive officer. The Board will consider whether any executive officer received compensation based on the original financial statements because it appeared that the executive achieved financial performance targets that in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such actions or omissions constituted misconduct. In the event of significant misconduct resulting in a violation of a significant company policy, law, or regulation that causes material harm to the Company, the Board is authorized to recoup compensation from senior executives.

Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote to approve our executive compensation program (referred to as a “say-on-pay proposal”). In general, the Compensation Committee believes the program in place, as in prior years, includes a number of features that further the goals of the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

The Compensation Committee has adopted the following executive compensation approaches, which the Company believes help to achieve the objectives for the executive compensation program and are generally favored by stockholders:

●	A significant amount of the executives’ compensation is at risk. For fiscal year 2023, target total direct compensation was performance-based (annual cash incentive awards) and/or linked to the value of our stock price (long-term equity incentive awards).

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●	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year.

●	Executives’ 2023 annual equity awards were granted in the form of stock option awards. We believe the grant of stock option awards further aligns the executives’ interests with those of stockholders as the awards will not have value unless the Company’s stock price appreciates after the award is granted. The stock option awards also provide a retention incentive as they vest over a multi-year period.

●	Executives are also granted stock options and restricted stock awards at the time they join the Company as these provide the same incentives as annual equity awards. These stock option grants and restricted stock awards generally vest over a three or four-year period beginning on the first-year anniversary of the date of grant.

The following table provides the components of Mr. Tardugno’s compensation for the last two years, reflecting his transition to Executive Chairman in mid-2022:

(In 000’s)	2023	Change	2022	Change

Base Salary	$370		$574
Cash Incentive Awards	-		383
Cash Total	370		956
Option and Stock Awards	30		507
All Other Compensation	14		623
Total	$414	(80)%	$2,086	(10)%

The following table provides the components of Dr. Le Goff’s compensation for the last two years, reflecting her partial year of service in 2022:

(In 000’s)	2023	Change	2022

Base Salary	$658		$264
Cash Incentive Awards	-		157
Cash Total	658		421
Option and Stock Awards	108		406
All Other Compensation	15		56
Total	$781	(12)%	$883

Executive Compensation Philosophy and Procedures

The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives.

●	The program is intended to attract, motivate, and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry;

●	The program is intended to create an alignment of interests between our executives and stockholders such that a significant portion of each executive’s compensation varies with business performance and is dependent on stock price appreciation; and

●	The program is designed to award behavior which results in optimizing the commercial potential of our development program.

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The Compensation Committee’s philosophy is to pay competitive total compensation, comprised of annual salaries, annual cash incentives and long-term equity awards (primarily stock options), with a significant percentage of total compensation directly linked with the Company’s performance. The Compensation Committee considers the elements of the compensation package to be reflective of compensation packages given to executives of companies of similar size in our industry. Compensation packages generally are designed to pay competitive salaries at the median of the industry compensation surveys as described below, reward superior annual performance through incentive compensation awards and allow executives to participate in increases in stockholder value through stock option and other stock-based grants.

In determining executives’ compensation levels, the Compensation Committee relies primarily on its experience and judgment to provide a package that it believes appropriately balances the need to attract and retain key executive talent with the creation of incentives that will (i) enhance the growth of the Company, (ii) align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies and (iii) provide value for stockholders.

As part of its decision-making process, the Compensation Committee takes into account the role and experience of each executive and reviews industry surveys (specifically, the Radford Global Life Sciences Survey, which covers a broad cross-section of the biotechnology, pharmaceuticals and life science industries and in which the Company participates) for information on the compensation paid to executive officers by companies in our industry that are similar in size, breadth, stage of development or complexity to the Company. The Compensation Committee also reviews custom surveys comparing executive compensation with that of specific peer groups (for example, pre-commercial biopharma public companies, biopharma companies with under fifty employees, biopharma companies with a market cap above $100 million and biopharma companies with a market cap below $100 million).

The Compensation Committee has utilized Mercer as its independent compensation advisor to compare the Company’s executive and non-employee director compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee. Mercer reported directly to the Compensation Committee and performed no work for management that was not under the Compensation Committee’s purview. The Compensation Committee assessed the independence of Mercer pursuant to the relevant SEC rules and the Nasdaq Listing Rules and concluded that no conflicts of interest exist. The Compensation Committee and Mercer reviewed the compensation surveys as summarized above as it relates to elements of yearly performance and compensation of all members of the executive management team. As part of their engagement, Mercer prepared and submitted to the Compensation Committee a report on the audit of the Company’s current compensation benchmarking practices and its recommendations relating to executive and non-employee director compensation. Mercer concluded that the Company uses appropriate market data sources to evaluate the competitive positioning of the top executives’ and the Board of Directors’ compensation packages and market positioning relative to those data sources is reasonable.

The Compensation Committee believes that an appropriate level of input from our Executive Chairman and our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee takes measures to ensure its independence with respect to our Named Executive Officers’ compensation, excusing them from portions of meetings to freely discuss their and the other Named Executive Officers performance and compensation. The Compensation Committee made all final determinations on the compensation levels for all Named Executive Officers in 2023 and 2022.

A discussion of each individual element of compensation and the compensation for each Named Executive Officer for 2023 follows:

Annual Salaries

We participate in an ongoing industry survey, the Radford Global Life Sciences Survey, as described above. The Compensation Committee compares base salary for our executives with the levels provided to similarly situated executives and generally targets base salaries at levels in the median of the survey data.

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In 2023, the Compensation Committee reviewed each executive’s job responsibilities, individual performance, our corporate performance, competitive market data, our total compensation expense and the base salaries of Mr. Tardugno, Dr. Le Goff, Dr. Anwer and Mr. Church and approved the following annualized salary adjustments for each Named Executive Officer:

Named Executive Officer	Fiscal 2023 Salary	Fiscal 2022 Salary	Change from Previous Year
Michael H. Tardugno	$350,000	$546,711	(36.0)%
Corinne Le Goff	$636,480	$624,000	2.0%
Khursheed Anwer	$400,899	$385,480	4.0%
Jeffrey W. Church	$428,615	$412,130	4.0%

Incentive Compensation

We have an incentive compensation plan in which all members of our senior management participate. The plan is performance-driven based on Company and individual personal operational objectives established at the beginning of the year by the Compensation Committee in consultation with our Chief Executive Officer. These operational objectives include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Each member of senior management is individually evaluated based on the achievement of the Company’s overall operational objectives and each individual’s personal performance against these objectives. This component of compensation is provided, among other reasons, to create incentives for members of senior management to meet short-term and medium-term performance goals of the Company, without regard to stock price. Objectives are weighted in terms of overall importance to meeting the Company’s operating plan.

The total annual incentive compensation a member of senior management can earn is based on his or her level within management, with more senior members of management eligible to earn a higher percentage of their base salary as incentive compensation than less senior members. We believe it is appropriate for executives to have a greater percentage of their compensation “at-risk” based on performance as they generally have a greater role in the achievement of objectives that we believe promote the growth of the Company and the creation of value for stockholders. The actual amount of incentive compensation paid to any member of senior management is determined on a sliding scale dependent on how successful such member of senior management was in achieving the objectives upon which his or her incentive compensation was targeted and the relative importance to the Company of the objectives achieved. The Compensation Committee retains complete discretion to adjust any incentive compensation down and retains discretion as to whether to grant any incentive compensation to any individual member of senior management at all.

Under the incentive compensation plan for 2023, the Compensation Committee established a number of annual corporate goals that include research and development, regulatory, manufacturing, organizational and financial goals which we believe are essential to building stockholder value. The relative weighting of these corporate goals is based upon our assessment of the importance of each goal in creating value for the Company and our stockholders. Each corporate goal was established so that significant levels of achievement were required to meet the goal. Following the conclusion of the annual performance period, the level of achievement for each corporate goal was assessed by the Compensation Committee in March each year. The Compensation Committee will determine whether each corporate goal had been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the Compensation Committee had the discretion to factor in other significant corporate events that occurred during the performance period, which could have resulted in an upward or downward adjustment in the determination of corporate performance. After considering the level of attainment of each corporate goal and other appropriate corporate performance factors, the Compensation Committee will assign the overall corporate performance rating, which could have ranged from 0% to 130%. A maximum bonus pool is established by multiplying the overall corporate performance rating by the aggregate target bonuses for all individuals in the incentive plan. Certain individual downward adjustments may be made at the discretion of the Compensation Committee. The aggregate of all individual bonuses awarded under the policy cannot exceed the maximum bonus pool available such that the cost of bonuses ultimately reflects our overall performance and is not inflated by any individual performance rating.

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After the corporate performance rating is determined by the Compensation Committee, the individual performance of each Named Executive Officer is reviewed by the Compensation Committee in order to determine the appropriate annual performance percentage rating to be assigned to the executive for the performance period. Each Named Executive Officer’s actual annual performance-based incentive compensation payment is based on a combination of our corporate performance rating and their individual performance rating. The actual annual performance bonus compensation award for each Named Executive Officer is determined in the Compensation Committee’s sole discretion, and the maximum payout for each Named Executive Officer could be up to 130% of his target annual performance-based compensation target.

The Named Executive Officers were each assigned a target annual incentive for 2023 ranging from 45% to 100% of base salary. The table below shows the target annual incentive assigned to each Named Executive Officer for 2023 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for 2023	Target Annual Incentive for 2023 (% of Base Salary)
Michael H. Tardugno	$350,000	100%
Corinne Le Goff	$458,266	72%
Khursheed Anwer	$200,450	50%
Jeffrey W. Church	$192,877	45%

Corporate goals and targets are set at the beginning of the fiscal year and are approved by the Compensation Committee and Board. Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year.

For 2023, the following corporate objectives were set and will be assessed in March 2024.

1.	GEN-1 Development Objectives (20%) – (i) Monitor OVATION 2 study and statistical analysis of one additional data cut at 75% of events, (ii) Complete enrollment of Break Through Cancer Study, MRD< Phase 1 study, and (iii) Define registrational strategy and amend MRD protocol accordingly.

2.	PlaCCine® Modality Research & Development Objectives (40%) – (i) Strengthen PlaCCine® vectors and backbone, including collaborations with The Wistar Institute, INOVIO Pharmaceuticals, Inc., Acuitas Therapeutics Inc. and ZY Therapeutics Inc.; (ii) file IND for COVID-19 booster, which will commence with First Patient In in the last quarter of 2023; (iii) Develop PlaCCine® with next pathogen (pre-IND preparation has been completed); and (iv) Develop pre-clinical mouse data evidence of new modality in cancer vaccines.

3.	Technology Development Objectives (20%) – (i) Finalize a merger agreement and subsequent integration or develop an internal program for cancer vaccine; and (ii) Proactively search for and identify synergistic technology, product candidates and/or target companies for acquisition.

4.	Financing Objectives (20%) – (i) Raise above $4 million before the end of 2023 through (x) equity financing, (y) sales under the at-the-market offering program, and (z) sale of New Jersey Net Operating Losses and/or non-dilutive partnerships, and (ii) Achieve objectives within budget or latest budget updates.

5.	Bonus Objective (30%) – (i) Monetize PlaCCine® modality through an out-license or collaboration with pharma or through a major grant program and (ii) file IND for PlaCCine® with next pathogen by December 31, 2023.

Previously for 2022, the corporate objectives and relative weightings assigned to each objective included the completion of certain development objectives, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. The following 2022 corporate goals and targets were heavily weighted toward the clinical development of IMNN-001 for ovarian cancer, including targets for the timely completion of enrollment of the OVATION 2 Study, initiation of a second clinical study with IMNN-001 in combination with Avastin® and expansion of the Company’s development pipeline with a new product candidate (PlaCCine). The corporate goals also included targets for corporate development objectives related to the transition of the Company to an immuno-oncology and vaccine focus including the successful rebranding of the Company, the addition of key competencies to support vaccine clinical trials and the implementation of an executive succession plan to transition leadership with immuno-oncology and vaccine experience. There were also a series of financial and business development goals to ensure strong cash management and that sufficient levels of cash will be available to extend the Company’s operating roadway for at least twenty-four months.

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The following 2022 objectives were designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals and in total represent a potential payout at 130% of the executive’s bonus target if all objectives are achieved. The Board, upon the recommendation of the Compensation Committee, reviewed our achievement against our 2022 corporate goals and determined the achievement level to have been 70% of target.

1.	Research & Development Objectives (35%) – (i) Complete enrollment of the OVATION 2 Study by the third quarter of 2022 within budget while maintaining key quality metrics (15%), (ii) Initiate a second clinical study with IMNN-0011 in combination with Avastin® which will be principally funded (~50%) by a research foundation (10%) and (iii) Add at least one new product technology to the company’s development pipeline by the fourth quarter of 2022 (10%). (THE FIRST AND THIRD R&D OBJECTIVES WERE MET, RESULTING IN 25% of 35% OF OBJECTIVES MET)

2.	Business Development Objectives (20%) - Develop and implement a strategy to achieve 25% of common stock ownership by institutional investors. (OBJECTIVES NOT MET)

3.	Financial Objectives (25%) - Manage cash and operating expenses, ensure cash flows are within the operating budget and maintain sufficient levels of cash to extend operating roadway into 2025. (ALL OBJECTIVES MET)

4.	Corporate Development Objectives (20%) - Successfully rebrand the Company, develop key competencies to support vaccine clinical trials, and implement the executive succession plan to effectively transition leadership with immuno-oncology and vaccine experience. (ALL OBJECTIVES MET)

5.	Bonus Objective (30%) - Monetize GEN-1 asset through an out-license or collaboration with pharma or through a major grant program. (OBJECTIVE NOT MET)

Each of the Named Executive Officers will participate in the annual incentive plan for 2023. The initial target bonus amount for each executive was established pursuant to their employment agreement and is adjusted periodically by the Board. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2023, the Compensation Committee approved the amount and the payment of the incentive bonus for 2022 for each of the Named Executive Officers. Please see the “Non-Equity Incentive Plan Compensation” column in the 2023 Summary Compensation Table.

Stock-Based Compensation

We grant long-term equity awards to its executives and other employees that are designed to align the interests our Company employees and stockholders, encouraging participants to maintain and increase their ownership our Company common stock with the opportunity to benefit from our long-term performance. Our equity program has generally consisted of grants of stock options and occasional grants of stock awards. Because the exercise price of the options is based on the market price of our common stock on the date of grant, the Compensation Committee believes that options help to align the interests of our executives with those of its stockholders as the options will not have value unless there is appreciation in our stock price. The options also serve as a retention tool since they generally vest over a three to four-year period following the grant date. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

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Annual grants to the Named Executive Officers are generally made during the first half of the fiscal year. Annual grants are determined by the Compensation Committee based on review of each individual’s past performance as well as their potential impact on the Company’s future performance. Grants may also be made at other times during the fiscal year in certain circumstances (such as a grant in connection with the hiring or promotion of an executive or other special circumstance as deemed appropriate by the Compensation Committee).

Material Terms of Option Grants During 2023

Each of the stock options awarded to the Named Executive Officers in 2023 and reported in the 2023 Grants of Plan-Based Awards Table below was granted under, and is subject to, the terms of the IMUNON, INC. 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers, and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. Under the terms of the 2018 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally terminate, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities, or property) of the outstanding awards. The Compensation Committee has the discretion to provide for outstanding awards to become vested in connection with a change in control.

Each option granted to the Named Executive Officers in 2023 was granted with a per-share exercise price equal to the closing price of our common stock on the grant date. Each option is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in equal annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s -employment.

2023 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table summarizes the unexercised stock options held by each of the Named Executive Officers as of December 31, 2023. None of the Named Executive Officers held any other outstanding stock awards as of December 31, 2023.

		Option Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Michael H. Tardugno	10/3/2019	4,332	-		$25.80	10/3/2029
Executive Chairman	3/04/2022	53,333	26,667	(1)	$4.60	3/04/2032
	6/13/2022	60,000	30,000	(1)	$1.93	6/13/2032
	3/17/2023	8,334	16,666	(1)	$1.32	3/17/2033
Corinne Le Goff	7/18/2022	44,250	132,750	(2)	$1.95	7/18/2032
President & CEO	3/17/2023	30,000	60,000	(1)	$1.32	3/17/2033
Khursheed Anwer	10/3/2019	2,832	-		$25.80	10/3/2029
Executive VP & CSO	3/04/2022	13,333	6,667	(1)	$4.60	3/04/2032
	6/13/2022	13,333	6,667	(1)	$1.93	6/13/2032
	3/17/2023	13,334	26,666	(1)	$1.32	3/17/2033
Jeffrey W. Church	10/3/2019	2,334	-		$25.80	10/3/2029
Executive VP & CFO	6/13/2022	33,333	16,6673	(1)	$1.93	6/13/2032
	3/17/2023	13,334	26,666	(1)	$1.32	3/17/2033

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting each immediately, on the first anniversary, and on the second anniversary of the date of grant.
(2)	Each of these stock option grants vest in four equal installments, with one-fourth of the grant vesting each on the first, second, third, and fourth anniversary of the date of grant.

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2023 Option Exercises and Stock Vested

During 2023, none of the Named Executive Officers exercised any of their vested stock options. Dr. Le Goff’s Restricted Stock vested in 2023. No other officers were awarded shares of stock during 2023.

Other Compensation

Executive officers are eligible to participate in our medical and other welfare benefit plans and for other benefits, in each case on generally the same basis as other employees. We maintain a 401(k) plan for our employees. Other than the 401(k) plan, we do not offer any of our employees a pension plan, retirement plan or other forms of compensation paid out upon retirement. The Company matches up to 50% of the first 6% of employee contributions. Dr. Anwer received a $6,000 discretionary spending allowance. During 2022, in his capacity as President and Chief Executive Officer Chief, Mr. Tardugno received a $23,000 discretionary spending allowance. Mr. Tardugno does not receive a discretionary spending allowance as Executive Chairman.

Post-Employment Obligations

We believe that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Under their employment agreements, each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by the Company without cause. We have determined that it is appropriate to provide the executives with severance benefits under these circumstances in light of their positions with us and as part of their overall compensation package.

We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction may be uncertain, we provide each of Mr. Tardugno, Dr. Le Goff, Dr, Anwer, and Mr. Church with enhanced severance benefits if his employment is actually or constructively terminated by the Company without cause in connection with a change in control.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that annual compensation in excess of $1,000,000 paid to the Chief Executive Officer or certain of the Company’s other executive officers will not be deductible by a publicly held corporation for federal income tax purposes. Historically, there was an exception to this annual deduction limit for compensation meeting the definition of “performance-based compensation” under Section 162(m) of the Code. With the enactment of tax reform in December 2017, the performance-based compensation exception under Section 162(m) of the Code has been repealed, except with respect to certain grandfathered arrangements. The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation and, historically, has sought to structure its executive compensation program in a way that preserved the deductibility of compensation payments and benefits, subject to the satisfaction of other applicable regulatory requirements. It should be noted, however, that tax deductibility is one of many factors considered by the Compensation Committee in determining executive compensation and the Compensation Committee maintains the flexibility to compensate the Named Executive Officers in a manner it deems appropriate to attract, retain, and motivate highly qualified executive officers.

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Employment Agreement with Michael H. Tardugno

In March 2016, the Company and Mr. Tardugno entered into an employment agreement, effective March 30, 2016 (the “March 2016 Agreement”), which superseded the previous employment agreement with Mr. Tardugno. Subject to earlier termination pursuant to the terms of the March 2016 Agreement, the initial term of the agreement ended on January 31, 2018, with automatic one-year renewals thereafter, unless either party provides a notice of non-renewal. Mr. Tardugno’s March 2016 Agreement provided for an annual base salary of $547,342 subject to annual adjustment by the Board or the Compensation Committee. Mr. Tardugno was also eligible for an annual performance bonus from the Company, pursuant to the Company’s management incentive bonus program in effect from time to time. The Company agreed to reimburse Mr. Tardugno for all reasonable business expenses and to provide a discretionary spending allowance. Under the March 2016 Agreement, the Company agreed to grant to Mr. Tardugno, at the time of its usual annual grant to employees, annual stock options to purchase shares of the Company’s common stock as the Board of Directors or the Compensation Committee shall determine.

Effective July 18, 2022, Mr. Tardugno transitioned from his roles as Chairman, President and Chief Executive Officer to the position of Executive Chairman of the Board. Mr. Tardugno and the Company entered into an employment agreement effective as of July 18, 2022 that supersedes the March 2016 Agreement. The agreement has a term ending on December 31, 2024, with the option for a one-year extension. Under the agreement, Mr. Tardugno will receive a base salary of $500,000 (prorated to $240,000) for 2022 and a base salary of $350,000 for 2023 and 2024. Mr. Tardugno will remain eligible for annual performance bonuses and equity awards and may participate in all compensation and benefit programs generally made available to other senior executives. The Company will reimburse Mr. Tardugno for all reasonable business expenses but he will no longer have a discretionary spending allowance. In the event of termination by the Company other than for cause, Mr. Tardugno will receive an amount equal to one year’s salary as a severance payment.

Employment Agreement with Corinne Le Goff

The Company and Dr. Le Goff entered into an employment agreement effective as of July 18, 2022, in connection with her appointment as President and Chief Executive Officer, Pursuant to the employment agreement, the Company will pay Dr. Le Goff an initial salary of $624,000 and a signing bonus $50,000. Dr. Le Goff’s targeted annual performance bonus is 72% of her annual base salary (pro-rated for the year ended December 31, 2022). Dr. Le Goff also received (i) an option to purchase 177,000 shares of the Company’s common stock that will vest with respect to 25% of the subject shares on July 18, 2023 and the remaining 75% percent will vest in equal quarterly installments thereafter such that the stock option will be fully vested and exercisable as of the fourth anniversary of July 18, 2022, and (ii) a restricted stock award of 53,000 restricted shares that will vest on July 18, 2023. Dr. Le Goff will not receive any additional compensation for her service on the Board. The agreement has no set term of employment. In the event of termination by the Company other than for cause, Dr. Le Goff will receive an amount equal to one year’s salary as a severance payment.

Employment Agreements with Other Named Executed Officers

Jeffrey Church

The Company and Mr. Church entered into an employment offer letter on June 15, 2010. Mr. Church’s employment is “at-will;” however, subject to Mr. Church’s promotion to Executive Vice President in January 2019, if we terminate Mr. Church’s employment for any reason other than just cause, we will pay Mr. Church a salary continuation and COBRA premiums for up to twelve months. The salary and COBRA premiums will cease at the end of the twelve-month period or if he finds new employment prior to the twelve-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer. Mr. Church’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

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Khursheed Anwer

The Company and Dr. Anwer entered into an employment offer letter effective as of June 20, 2014. Dr. Anwer’s employment with us is “at-will”; however, subject to the retention and severance agreement between the Company and Dr. Anwer dated as of May 28, 2014, if we terminate Dr. Anwer’s employment without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to 12 months of his base salary and reimbursement of his COBRA premiums for up to 12 months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

CIC Agreements

We have entered into amended and restated double-trigger change in control severance agreements (CIC Agreements) with each of the Named Executive Officers (other than Dr. Anwer, who is not subject to such an agreement) to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company (a “CIC”).

Under the amended and restated CIC Agreements, in the event that, on or within two years after a CIC, we terminate the executive’s employment without cause or in the event that the executive terminates his employment for good reason, the executive would be entitled to receive a cash lump sum payment equal to two (2) times the sum of (1) the executive’s annual base salary and (2) the executive’s target annual bonus for the fiscal year in which the termination occurs. (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Agreement.) In addition, we will pay or reimburse the executive for the cost of COBRA premiums and life insurance coverage for the executive and his eligible dependents, in each case for a period of up to two years following the termination. The executive would also be entitled to full acceleration of his then-outstanding equity awards granted to him by us. However, as to any equity award agreement that is subject to performance-based vesting requirements, the vesting of such an award will continue to be governed by its terms. In the case of options or similar awards, the award would generally remain exercisable for the remainder of the original term of the award (or, in the case of awards that vested after the date of the CIC, for the lesser of 12 months following the last day such award would have been exercisable under the applicable award agreement and the remainder of the original term). The benefits provided under the CIC Agreement are in addition to, and not in lieu of, any severance benefits the executive may be entitled to receive in connection with the termination of his employment under any other agreement with the Company. The executive’s right to benefits under the CIC Agreement is subject to his execution of a release of claims in favor of the Company upon the termination of his employment. The CIC Agreements do not provide for any tax gross ups.

Potential Payments Upon Termination or Change in Control

As described above under “Narrative Disclosure to Summary Compensation Table,” the Company has entered into agreements with each of the Named Executive Officers currently employed by the Company that provide benefits that may become payable to the executives in connection with a termination of their employment. The Company has also entered into agreements with Mr. Tardugno, Dr. Le Goff and Mr. Church that provide benefits that may become payable to the executives in connection with a termination of employment following a CIC of the Company. If in the event the Named Executive Officer is entitled to receive severance benefits in connection with a termination of employment under both their severance agreement and their CIC agreement, the executive shall be entitled to receive the benefits from both agreements. The first table below indicates the benefits that would be payable to each Named Executive Officer if a termination of employment in the circumstances described above had occurred on December 31, 2023 outside of a CIC. The second table below indicates the benefits that would be payable to each executive if a change in control of the Company and such a termination of employment had occurred on that date.

Severance Benefits (Outside of a Change in Control)
Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$350,000	$–	–	$350,000
Corinne Le Goff	$477,360	$30,189	–	$507,549
Khursheed Anwer	$400,899	$28,242	–	$429,141
Jeffrey W. Church	$428,615	$12,921	–	$441,536

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Change of Control Severance Benefits
Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$350,000	$–	–	$350,000
Corinne Le Goff	$477,360	$30,189	–	$507,549
Jeffrey W. Church	$1,242,984	$25,842	–	$1,268,826

DIRECTOR COMPENSATION

2023 Director Compensation Table

The following table sets forth the cash and noncash compensation paid to the Company’s directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”) for the year ended December 31, 2023. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the Non-Employee Directors in 2023. The compensation paid to any director who was also one of our employees during fiscal year 2023 is presented in the “2023 Summary Compensation Table” and the information that follows that table. Such employee directors do not receive separate compensation for their service on the Board of Directors or any of its Committees.

Name (1)	Fees Earned ($)	Option Awards ($) (2)	Total ($)
James E. Dentzer	58,800	2,395	61,195
Frederick J. Fritz	55,800	2,395	58,195
Donald P. Braun	70,500	2,395	72,895
Stacy R. Lindborg	41,700	2,395	44,095
Christine A. Pellizzari	45,300	2,395	47,695

(1)	Compensation earned by Michael H. Tardugno and Corinne Le Goff for the year ended December 31, 2023 is presented in the Summary Compensation Table. Employee directors do not receive separate compensation for their service on the Board of Directors or any of its Committees.

(2)	The value reported for Option Awards is the aggregate grant date fair value of stock options granted to each Director in 2023, determined in accordance with FASB ASC Topic 718. The assumptions for making the valuation determinations are set forth in Note 12 in the Financial Statements. As of December 31, 2023, Mr. Dentzer had 4,667 option awards outstanding; Mr. Fritz had 18,333 option awards outstanding; Dr. Braun had 15,833 option awards outstanding; and Dr. Lindborg and Ms. Pellizzari each had 9,666 option awards outstanding.

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The following table sets forth stock option grants awarded to the Company’s Non-Employee Directors for the year ended December 31, 2023. Stock option grants to any director who was also one of our employees during fiscal year 2023 are presented in the “2023 Grants of Plan-Based Awards Table” and the information that follows that table. Employee directors do not receive separate equity awards for service on the Board of Directors or any of the Board committees.

	Non-Employee Director Stock Option and Grant Awards Table
Name	Number of Options Granted (#) (1)	Exercise Price ($)	Grant Date	Expiration Date	Grant Date Fair Value ($)

James E. Dentzer	2,000	$1.32	3/17/2023	3/17/2033	$1.20
Frederick J. Fritz	2,000	$1.32	3/17/2023	3/17/2033	$1.20
Donald P. Braun	2,000	$1.32	3/17/2023	3/17/2033	$1.20
Stacy R. Lindborg	2,000	$1.32	3/17/2023	3/17/2033	$1.20
Christine A. Pellizzari	2,000	$1.32	3/17/2023	3/17/2033	$1.20

(1)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting on the date of grant and one third of the grant vesting on each of the first and second anniversary of the date of grant, subject to the applicable director’s continued service as a member of our Board through each applicable vesting date.

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE

During the year ended December 31, 2023, each Non-Employee Director of the Company received annual cash compensation in the amount of $30,500 payable in quarterly installments, and an additional $2,200 for attendance at regular meetings of the Board of Directors and $1,200 for each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each Non-Employee director is reimbursed for the out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. In 2023, the Chairman of the Audit Committee received an additional annual cash fee of $13,500 and the Chairman of the Compensation Committee received an additional annual cash fee of $10,500.

Acting on behalf of our Board of Directors, Dr. Braun also received fees totaling $30,000 in 2023 for his role as a strategic advisor to our Executive Chairman and our Chief Executive Officer. Dr. Braun’s responsibilities as a strategic advisor include the following: (i) provide strategic and tactical advice to our Chief Executive Officer; (ii) evaluate international subsidiary options; (iii) develop strategies to secure business relationships other than in the U.S.; and (iv) having done both (ii) and (iii), develop high potential ex-US market strategies that address the objectives for broad and profitable sales of its commercial products.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	772,297	(1)	$3.09	1,202,776	(2)
Equity compensation plans not approved by security holders	294,751	(3)	1.59	–
Total	1,067,048		$2.68	1,202,776

(1)	Includes both vested and unvested options to purchase common stock and unvested stock grants under the 2018 Plan. These awards have a weighted average remaining term of 8.7 years.

(2)	Represents shares available for award grant purposes under the 2018 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

(3)	Includes both vested and unvested options to purchase common stock and unvested stock grants under inducement grants provided certain employees as an inducement to accept employment with the Company. These awards have a weighted average remaining term of 9.0 years. These grants are similar to those granted under the 2018 Plan.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table is furnished by the Company and sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of December 31, 2023 by:

●	each person or group known by us to own beneficially more than five percent of the outstanding common stock;

●	each of our directors, as well as each executive officer named in the 2023 Summary Compensation Table appearing under the heading “Executive and Director Compensation;” and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the SEC. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days. Shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of December 31, 2023, are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING
James E. Dentzer* (1)	2,445	**
Stacy R. Lindborg* (2)	6,666	**
Frederick J. Fritz* (3)	23,766	**
Donald P. Braun* (4)	10,930	**
Christine Pellizzari* (5)	6,666	**
Michael H. Tardugno* (6)	142,513	1.52%
Corinne Le Goff* (7)	73,950	**
Khursheed Anwer* (8)	45,688	**
Jeffrey W. Church* (9)	365,241	**
Directors and Executive Officers as a group (10 persons) (10)	365,241	3.89%

*	The address of each of the individuals named is c/o IMUNON, INC., 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

(1)	Includes 2,445 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(2)	Includes 6,666 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(3)	Includes 23,766 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(4)	Includes 10,930 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(5)	Includes 6,666 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(6)	Includes 142,513 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(7)	Includes 73,950 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(8)	Includes 45,688 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(9)	Includes 52,617 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

(10)	Includes 365,241 shares of common stock underlying options currently exercisable or exercisable within 60 days of December 31, 2023.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Code of Ethics requires all of our directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of our directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing.

On November 16, 2022, the Company entered into a Convertible Note Purchase Agreement with Transomic Technologies, Inc. (“Transomic”) whereby the Company purchased $375,000 of convertible notes secured by certain assets held by Transomic and warrants. The notes, which are included in other assets, bear interest at 5% per annum, with interest and principal due on December 31, 2026. The notes are classified as available for sale. The warrants are exercisable upon closing and expire 36 months from the date of issuance or November 22, 2025. As a result of Mr. Tardugno’s appointment to the Board of Transomic, the Company is disclosing the notes receivable as a related party transaction.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the general terms and provisions of our registered capital stock of Imunon, Inc. (“Imunon”, “we”, “our”) does not purport to be complete and is subject to, and qualified in its entirety by, reference to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC, and applicable provisions of the Delaware General Corporation Law (the “DGCL”). Our Common Stock, par value $0.01 per share is registered pursuant to Section 12(b) of the Exchange Act and trades on the Nasdaq Capital Market under the symbol “IMNN.” The summaries below do not purport to be complete statements of the relevant provisions of the Certificate of Incorporation, the Bylaws or the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 112,500,000 shares of Common Stock, par value $0.01 per share and 100,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated.

Common Stock

Holders of Common Stock to be registered hereunder are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “IMNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. Equiniti Trust Company, LLC is located at 6201 15th Avenue, Brooklyn, NY 11219. Their telephone number is (888) 999-0032.

Preferred Stock

Undesignated Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or Nasdaq rules), to designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. The certificate of designation will describe the terms of the series of preferred stock. This description will include:

●	the title and stated value;

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●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction or remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into or exchangeable for other securities and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	liability as to further calls or to assessment by the Company, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class or, in some cases, as a series on an amendment to our Certificate of Incorporation if the amendment would change the par value or, unless our Certificate of Incorporation provides otherwise, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other securities. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

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Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation, Our Bylaws and the Delaware General Corporation Law

Certificate of Incorporation and Bylaws

A number of provisions of our Certificate of Incorporation and Bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our board of directors and the lack of cumulative voting.

Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting.

Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of Common Stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders.

Our Bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by our board of directors, the chairman of our board of directors or the president. Our Bylaws provide that (i) our board of directors can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Company, request that the board fix a record date and the board shall adopt a resolution fixing the record date in all events within ten calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Company at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be so not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

Filling of Board Vacancies.

Our Certificate of Incorporation and Bylaws provide that the authorized size of our board of directors shall be determined by the board by board resolution from time to time and that our board of directors has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our board of directors and newly created directorships resulting from any increase in the authorized number of directors on our board of directors may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board of directors, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation.

Our Certificate of Incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in the manner prescribed by the DGCL.

Amendment of the Bylaws.

Our Bylaws may be amended or repealed, or new Bylaws may be adopted, by either our board of directors or the affirmative vote of at least 66 2/3 percent of the voting power of our outstanding shares of capital stock.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of ten percent or more of the assets of the corporation to or with the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to 12,121,212 shares of our Common Stock or pre-funded warrants in lieu of shares of Common Stock along with common warrants to purchase up to 12,121,212 shares of Common Stock, based on an assumed public offering price of $0.66 per share of Common Stock and accompanying warrant, which was the closing price of our Common Stock on the Nasdaq Capital Market on January 16, 2024. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Each share of Common Stock or pre-funded warrant is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock or pre-funded warrants and accompanying common warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Common Stock

See the description above under “Description of our Capital Stock - Common Stock.”

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The pre-funded warrants will be issued separately from the common warrants.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of Common Stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the pre-funded warrants.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of pre-funded warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the pre-funded warrants are currently traded on the Nasdaq Capital Market.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Common Warrants

The following summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant offered hereby will have an initial exercise price per share equal to the public offering price per share of Common Stock and accompanying warrant, which is assumed here to be $0.66 per share (the closing price of our Common Stock on the Nasdaq Capital Market on January 16, 2024). The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the common warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The common warrants will be issued separately from the Common Stock and pre-funded warrants, and may be transferred separately immediately thereafter. A common warrant to purchase one share of our Common Stock will be issued for every one share of Common Stock (or pre-funded warrants, as applicable) purchased in this offering.

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Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. Except as agreed with individual holders of warrants, a holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the common warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the common warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the common warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the common warrants are currently traded on the Nasdaq Capital Market.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the common warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their common warrants. The common warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, and the acquisition, ownership, exercise, expiration or disposition of the common warrants and pre-funded warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our common stock, pre-funded warrants or common warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our common stock, pre-funded warrants and common warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our common stock, pre-funded warrants or common warrants under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, S corporations, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our common stock, pre-funded warrants or common warrants as compensation for services.

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In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, pre-funded warrants or common warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, pre-funded warrants or common warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock, pre-funded warrants or common warrants.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or common warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our common stock, pre-funded warrants or common warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our common stock, pre-funded warrants or common warrants that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

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Allocation of Purchase Price for Investment Units

Each pre-funded warrant will be sold as a unit with a common warrant and each share of common stock will be sold as a unit with a common warrant, and each of the items is referred to as a component of a unit. The purchase price for each investment unit should be allocated between the two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the components included in each unit; the pre-funded warrants and common warrants in one case, and the common stock and common warrants in the other. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed in ‘‘Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Common Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the common warrants, or an adjustment to the exercise price of the common warrants, may be treated as a constructive distribution to a U.S. Holder of the common warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a common warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “— Distributions on Common Stock”.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Common Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a common warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the common warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common warrant disposed of and the amount realized on the disposition.

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In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the common warrant and (2) the exercise price of the common warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the common warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a warrant on a cashless basis.

If a common warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the common warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the common warrant is more than one year. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Pre-funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the pre-funded warrant for more than one year. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day such U.S. Holder purchased the pre-funded warrant. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the pre-funded warrant or common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the pre-funded warrant and (2) the exercise price of the pre-funded warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a pre-funded warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a pre-funded warrant on a cashless basis.

If a pre-funded warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed in ‘‘Dividend Policy,” we do not anticipate paying any dividends on our common stock in the foreseeable future. If we make distributions on our common stock or are constructively deemed to have made distributions on our pre-funded warrants or common warrants (as described above under “— Constructive Dividends on Common Warrants and Pre-funded Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock or common warrants or pre-funded warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “— Gain on Sale or Other Disposition of Common Stock or Common Warrants” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act (‘‘FATCA”).

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Subject to the discussion below on effectively connected income, any dividend paid or constructively deemed to have been paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying under penalty of perjury that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Exercise or Expiration of Common Warrants and Pre-funded Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant or pre-funded warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant or pre-funded warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a common warrant or pre-funded warrant on a cashless basis.

If a common warrant or pre-funded warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the common warrant or pre-funded warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the common warrant or pre-funded warrant.

Gain on Sale or Other Disposition of Common Stock or Common Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, pre-funded warrant or common warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

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●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” (a ‘‘USRPHC”) for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock, pre-funded warrant or common warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if (A) in the case of our common stock, (a) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of our common warrants or pre-funded warrants, either (a)(i) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) our common warrants or pre-funded warrants, as the case may be, are not considered regularly traded on an established securities market and the Non-U.S. Holder does not own, actually or constructively, common warrants and pre-funded warrants with a fair market value greater than the fair market value of 5% of the shares of our common stock, determined as of the date that such Non-U.S. Holder acquired its common warrants or pre-funded warrants, as applicable,, or (b)(i) our common warrants or pre-funded warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of our common warrants or pre-funded warrants throughout the five-year period ending on the date of the sale or exchange. Our common warrants and pre-funded warrants are not expected to be regularly traded on an established securities market. If the foregoing exceptions do not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on common stock or constructive dividends on common warrants and pre-funded warrants, and the proceeds of a sale or other disposition of common stock or pre-funded warrants or common warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

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A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of common stock, pre-funded warrants or common warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common stock, pre-funded warrants or common warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our common stock, pre-funded warrants or common warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, pre-funded warrants or common warrants, and the possible impact of these rules on the entities through which they hold our common stock, pre-funded warrants or common warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

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PLAN OF DISTRIBUTION

A.G.P. and Brookline have agreed to act as our Placement Agents in connection with this offering subject to the terms and conditions of the placement agency agreement dated [●], 2024. The placement agency agreement provides that the Placement Agent obligations are subject to conditions contained in the placement agency agreement. The Placement Agents are not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Common Stock, pre-funded warrants and common warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agents and prospective investors. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on February 15, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

This is a best-efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus. The Placement Agents may retain sub-agents and selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we price the securities being offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agents have not made any arrangements to place investor funds in an escrow account or trust account.

We have agreed to indemnify the Placement Agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agents may be required to make in respect thereof.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants and pre-funded warrants that we are offering, were negotiated between us, the Placement Agents and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Fees and Expenses

We have agreed to pay the Placement Agents an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in the offering. In addition, we have agreed to reimburse the Placement Agents for their legal fees in an amount up to $100,000 for their accountable offering-related legal expenses and for non-accountable expenses of up to $25,000. We estimate the total expenses of this offering paid or payable by us, exclusive of the Placement Agent fees, will be approximately $0.4 million.

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The following table shows the per share price and total cash fees to be paid to the Placement Agents in connection with the sale of the Common Stock and shares of Common Stock underlying the pre-funded warrants pursuant to this prospectus.

	Per Share of Common Stock and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Offering price (1)	$	$	$
Placement Agent fees (2)	$	$	$
Proceeds, before expenses, to us (3)	$	$	$

(1)	The combined public offering price is $[●] per share of Common Stock and accompanying common warrant and $[●] per pre-funded warrant and accompanying common warrant.
(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agents for their accountable offering-related legal expenses in an amount up to $100,000 and for non-accountable expenses of up to $25,000.
(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Indemnification

We have agreed to indemnify the Placement Agents and other specified persons against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Placement Agents may be required to make in respect of those liabilities.

Lock-up Agreements

Our directors, executive officers, and holders of 5% or more of our Common Stock (measured as of the effective date of the registration statement of which this prospectus forms a part) have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the Placement Agents. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities;

●	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

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In addition, we have agreed that, subject to certain exceptions, we will not (i) for a period of ninety (90) days following the closing of this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for our shares of Common Stock; (ii) enter into a variable rate transaction (as defined in the purchase agreement), for a period of one hundred eighty (180) days following the closing date of the offering, provided that starting on the ninety-first (91st) day following the closing date of the offering, the Company may enter into or effect transactions under an at-the-market offering; (iii) for a period of ninety (90) days following the closing date of this offering, except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for shares or any other of our securities; or (iv) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending ninety (90) days following the closing date of the offering.

Discretionary Accounts

The Placement Agents do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agents or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As stated above, the Placement Agents and their respective affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement entered into in connection with this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Listing

Our Common Stock on is listed The Nasdaq Capital Market under the symbol “IMNN.”

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Covington & Burling LLP, Boston, Massachusetts. The Placement Agents are being represented by Sullivan & Worcester LLP, New York, New York, in connection with this offering.

EXPERTS

WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm, has served as our independent accountants since 2017 and audited our consolidated financial statements included in our Annual Report on Form 10-K, as set forth in their report, which are incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case in which the information contained in such documents is “furnished” and not “filed”).

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 30, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are deemed “filed” with the SEC under the Exchange Act;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2023, February 10, 2023, March 24, 2023, June 14, 2023, June 15, 2023, December 11, 2023 and December 29, 2023; and

●	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.5 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: http://www.imunon.com.

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Up to 12,121,212 Shares of Common Stock

Up to 12,121,212 Common Warrants to Purchase 12,121,212 Shares of Common Stock

Up to 12,121,212 Pre-Funded Warrants to Purchase 12,121,212 Shares of Common Stock

Up to 12,121,212 Shares of Common Stock Underlying such Common Warrants and Pre-Funded Warrants

Up to 12,121,212 Shares of Common Stock Underlying Such Pre-Funded Warrants

Preliminary Prospectus

Lead Placement Agent

A.G.P.

Co-Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

         , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$2,952
FINRA filing fee	3,500
Legal fees and expenses	250,000
Accounting fees and expenses	75,000
Printing and related expenses	10,000
Miscellaneous	50,000
Total expenses	$391,452

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Our Bylaws provide that we shall indemnify, to the maximum extent and in the manner permitted by the DGCL, our current and former directors and officers, and may indemnify our current and former employees and agents, against any and all expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising from their services in those capacities.

The DGCL provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a corporation agent) against expenses and liabilities, including amounts paid in settlement, in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

In the case of an action brought by or in the right of the corporation, indemnification of a corporation agent is permitted if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

To the extent that a corporation agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a corporation agent in connection with a proceeding, provided that the corporation agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our Certificate of Incorporation requires us to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a corporation agent may be entitled to under our certificate of incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

II-1

Our Certificate of Incorporation permits us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 15. Recent Sales of Unregistered Securities.

On December 7, 2023, we granted (i) an option to purchase 80,000 shares of the Company’s common stock with an exercise price of $0.88 per share and (ii) a restricted stock award of 20,000 restricted shares to Dr. Sébastien Hazard, our Executive Vice President and Chief Medical Officer, as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The grant of the option was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

EXHIBIT NO.	DESCRIPTION

1.1+	Form of Placement Agency Agreement

2.1*	Asset Purchase Agreement, dated as of June 6, 2014, by and between Imunon, Inc. and EGEN, Inc., incorporated herein by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (SEC File No. 001-15911).

2.2	Amendment to Asset Purchase Agreement, between Celsion Corporation and EGWU, Inc., dated March 28, 2019 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on April 1, 2019 (SEC File No. 001-15911).

3.1	Amended and Restated Certificate of Incorporation of Imunon, dated March 24, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on March 24, 2023 (SEC File No. 001-15911).

3.2	Amended and Restated Bylaws of the Company, effective on September 19, 2022, incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of the Company, filed on September 19, 2022 (SEC File No. 001-15911).

4.1	Form of Representative’s Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed on October 31, 2017 (SEC File No. 001-15911).

4.2	Form of Placement Agent Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company, filed on July 11, 2017 (SEC File No. 001-15911).

4.3	Form of Amended and Restated Warrant (issued under First Amendment of Venture Loan and Security Agreement, dated as of August 1, 2020, by and among Imunon, Inc., Horizon Funding I, LLC, Horizon Funding Trust 2019-1, and Horizon Technology Finance Corporation, as Collateral Agent), incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on September 4, 2020 (SEC File No. 001-15911).

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4.4	Form of Exchange Warrant, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).1

4.5	Warrant to purchase Shares of Common Stock of Celsion Corporation, between Celsion Corporation and EGWU, Inc., dated March 28, 2019, incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

4.6	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.5 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

4.7+	Form of Pre-Funded Warrant

4.8+	Form of Common Stock Purchase Warrant

5.1+	Opinion of Covington & Burling LLP.

10.1***	Imunon, Inc. 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 16, 2017 (SEC File No. 001-15911).

10.2	Form Inducement Offer to Exercise Common Stock Purchase Warrants, incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (SEC File No. 001-15911).

10.3***	Imunon, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed June 15, 2023 (SEC File No. 001-15911).

10.4***	Employment Offer Letter, entered into on June 15, 2010, between the Company and Jeffrey W. Church, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 18, 2010 (SEC File No. 001-15911).

10.5***	Employment Offer Letter between the Company and Khursheed Anwer, effective as of June 2, 2014, incorporated herein by reference to Exhibit 10.27 to the Annual Report of the Company for the year ended December 31, 2014 (SEC File No. 001-15911).

10.6***	Employment Agreement between the Company and Michael H. Tardugno, effective as of July 18, 2022, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.7***	Employment Agreement between the Company Corporation and Corinne Le Goff, effective as of July 18, 2022 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.8***	Amended and Restated Change in Control Agreement, dated as of September 6, 2016, by and between the Company and Michael H. Tardugno, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2016 (SEC File No. 001-15911).

10.9***	Amended and Restated Change in Control Agreement, dated as of September 6, 2016, by and between the Company and Jeffrey W. Church, incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2016 (SEC File No. 001-15911).

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10.10*	Patent License Agreement between the Company and Duke University, dated November 10, 1999, incorporated herein by reference to Exhibit 10.9 to the Annual Report of the Company for the year ended September 30, 1999 (SEC File No. 001-15911).

10.11*	License Agreement dated July 18, 2003, between the Company and Duke University, incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-3 (File No. 333-108318) filed on August 28, 2003 (SEC File No. 001-15911).

10.12*	Development, Product Supply and Commercialization Agreement, effective December 5, 2008, by and between the Company and Yakult Honsha Co., Ltd., incorporated herein by reference to Exhibit 10.15 to the Annual Report of the Company for the year ended December 31, 2008 (SEC File No. 001-15911).

10.13*	The 2nd Amendment to The Development, Product Supply and Commercialization Agreement, effective January 7, 2011, by and between the Company and Yakult Honsha Co., Ltd. incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on January 18, 2011 (SEC File No. 001-15911).

10.14*	Technology Development Agreement, effective as of May 7, 2012, by and between Imunon, Inc. and Zhejiang Hisun Pharmaceutical Co. Ltd., incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 (SEC File No. 001-15911).

10.15*	Technology Development Contract, dated as of January 18, 2013, by and between Imunon, Inc. and Zhejiang Hisun Pharmaceutical Co. Ltd., incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2013 (SEC File No. 001-15911).

10.16	Lease Agreement, executed July 21, 2011, by and between Imunon, Inc. and Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on July 25, 2011 (SEC File No. 001-15911).

10.17	First Amendment to Lease Agreement, executed April 20, 2017, by and between Imunon, Inc. and Lenox Drive Office Park, LLC, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (SEC File No. 001-15911).

10.18	Second Amendment to Lease Agreement, dated January 9, 2019, by and between Celsion Corporation and Lenox Drive Office Park, LLC, successor in interest to Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

10.19	Lease Agreement, dated January 15, 2018, by and between Imunon, Inc. and HudsonAlpha Institute of Biotechnology for office and lab space located in Huntsville, Alabama incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2018 (SEC File No. 001-15911).

10.20	Registration Rights Agreement, dated as of June 20, 2014, by and between Celsion Corporation and Egen, Inc., incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (SEC File No. 001-15911).

10.21	Loan Facility Agreement, dated as of June 18, 2021, by and between the Company and Silicon Valley Bank, incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2021 (SEC File No. 001-15911).

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10.22	Settlement Agreement and Release, by and between the plaintiff to the shareholder action captioned O’Connor v. Braun, et al., N.J. Super., Dkt. No. MERC-00068-19, William J. O’Connor, derivatively on behalf of Imunon, Inc. and individually on behalf of himself and all other similarly situated stockholders of Imunon, Inc. and defendants, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company, filed on June 16, 2020 (SEC File No. 001-15911).

10.23	Form of Exchange Agreement, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).

10.24	At the Market Offering Agreement, dated May 25, 2022 by and between Celsion Corporation and H.C. Wainwright & Co. LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 25, 2022 (SEC File No. 001-15911).

10.25+	Form of Securities Purchase Agreement.

21.1	Subsidiaries of Imunon, Inc., incorporated herein by reference to Exhibit 21.1 to the Annual Report of the Company for the year ended December 31, 2022 (SEC File No. 001-15911).

23.1+	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for the Company.

23.2+	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1++	Power of Attorney (reference is made to the signature page of the initial Registration Statement)).

101**	The following materials from the Company’s Annual Report for the fiscal year ended December 31, 2022, formatted in XBRL (Extensible Business Reporting Language): (i) the audited Consolidated Balance Sheets, (ii) the audited Consolidated Statements of Operations, (iii) the audited Consolidated Statements of Comprehensive Loss, (iv) the audited Consolidated Statements of Cash Flows, (v) the audited Consolidated Statements of Changes in Stockholders’ Equity and (vi) Notes to Financial Statements.

107++	Filing fee table

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.
+	Filed herewith.
++	Previously filed.
**	XBRL information is filed herewith.
***	Management contract or compensatory plan or arrangement.
****	To be filed by amendment.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on the 17th day of January, 2024.

IMUNON, INC.

By:	/s/ Corinne Le Goff
Corinne Le Goff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Corinne Le Goff	President, Chief Executive Officer and	January 17th, 2024
Corinne Le Goff, Pharm. D., MBA	Director (Principal Executive Officer)

/s/ Jeffrey W. Church	Executive Vice President, Chief	January 17th, 2024
Jeffrey W. Church	Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

*	Executive Chairman and Director	January 17th, 2024
Michael H. Tardugno

*	Director	January 17th, 2024
Frederick J. Fritz

*	Director	January 17th, 2024
James E. Dentzer

*	Director	January 17th, 2024
Donald Braun, Ph.D.

*	Director	January 17th, 2024
Stacy Lindborg, Ph. D.

*	Director	January 17th, 2024
Christine Pellizzari, J.D.

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